UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2017

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 27, 2017, Intercontinental Exchange, Inc. (“ICE”) and its subsidiary IntercontinentalExchange International, Inc. (“ICE International”) entered into a Stock Purchase Agreement (the “Trayport Agreement”) with TMX Group Limited and TMX Group US Inc. (together with their affiliates, the “TMX Group”) pursuant to which the TMX Group agreed to purchase all of the equity interests in Trayport Holdings Limited and Trayport, Inc. (together, “Trayport”) from ICE International (the “Trayport Sale”) in exchange for three hundred fifty million British pounds sterling (£350,000,000) in cash and the TMX Group’s NGX and Shorcan Energy businesses (each, as defined below), which are collectively valued by the parties at two hundred million British pounds sterling (£200,000,000) (the “NGX/Shorcan Consideration”). The aggregate consideration to be received by ICE under the Trayport Agreement is valued by the parties at five hundred and fifty million British pounds sterling (£550,000,000) (the “Aggregate Trayport Purchase Price”), subject to customary adjustments for cash, indebtedness and working capital of Trayport as of the closing of the Trayport Sale.

Simultaneously with the execution of, and to provide for the NGX/Shorcan Consideration contemplated by, the Trayport Agreement, ICE entered into a Stock Purchase Agreement (the “NGX/Shorcan Agreement” and, together with the Trayport Agreement, the “Agreements”) with TMX Group Inc., Shorcan Brokers Limited and TMX Group Limited, pursuant to which ICE agreed to acquire all of the equity interests in Natural Gas Exchange Inc. (“NGX”) and Shorcan Energy Brokers Inc. (“Shorcan Energy”) from the TMX Group (the “NGX/Shorcan Sale”). The NGX/Shorcan Agreement provides for a customary purchase price adjustment, payable in cash, based on the levels of cash, indebtedness and working capital of NGX and Shorcan Energy as of the closing of the NGX/Shorcan Sale.

The consummation of the NGX/Shorcan Sale is subject to the satisfaction of customary closing conditions and receipt of certain regulatory clearances, including from the Canadian Competition Bureau. The consummation of the Trayport Sale is subject to the satisfaction of customary closing conditions and the closing conditions to the NGX/Shorcan Sale (the “NGX/Shorcan Sale Closing Condition”), except as noted below. The Trayport Agreement contemplates that both the Trayport Sale and the NGX/Shorcan Sale will be consummated simultaneously following satisfaction of the closing conditions under both Agreements. If, however, the closing conditions under the NGX/Shorcan Agreement are not satisfied within 45 days of the execution of the Agreements, either ICE International or the TMX Group may give notice to the other removing the NGX/Shorcan Sale Closing Condition as a condition to closing the Trayport Sale. In that case, the Trayport Sale will be completed solely for cash consideration equal to the Aggregate Trayport Purchase Price, the consummation of the NGX/Shorcan Sale will remain subject to satisfaction of the remaining closing conditions thereto, and ICE will be obligated to repay to the TMX Group the NGX/Shorcan Consideration only upon (and subject to the occurrence of) the consummation of the NGX/Shorcan Sale. ICE may elect to terminate the NGX/Shorcan Agreement if the NGX/Shorcan Sale is not completed within ninety (90) days following the execution of the Agreements. The TMX Group may elect to terminate the NGX/Shorcan Agreement if the NGX/Shorcan Sale is not completed within one year following the execution of the Agreements.

In support of its payment obligations under the Trayport Agreement, the TMX Group has received from National Bank Financial Inc. and National Bank of Canada a debt commitment letter (the “Debt Commitment Letter”) providing the TMX Group with, upon the terms and subject to the conditions set forth therein, up to six hundred fifty million Canadian dollars (C$650,000,000) of debt financing available to fund such payment obligations. The availability of funds under the Debt Commitment Letter is not a condition to the closing of the Trayport Sale.

Both Agreements contain customary representations, warranties and covenants. In addition, the parties have agreed to execute certain customary ancillary agreements, including transition services agreements, simultaneously with the closings of the Trayport Sale and the NGX/Shorcan Sale.

ICE International acquired Trayport in December 2015. Thereafter, the UK Competition & Markets Authority (the “CMA”) undertook a review of the acquisition and ordered ICE International to divest Trayport. The CMA has approved the Trayport Sale. The Trayport Sale is expected to close in December 2017. The NGX/Shorcan Sale is expected to close in December 2017 or early 2018.

The foregoing summary of the Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Agreements attached hereto as Exhibits 2.1 and 2.2, which are incorporated herein by reference. The Agreements have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other financial or other information about Trayport, NGX or Shorcan Energy, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreements were made only for purposes of the Agreements and as of specific dates, were solely for the benefit of the parties to the Agreements, may be subject to important qualifications and limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. ICE’s and the TMX Group’s respective investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Trayport, NGX or Shorcan Energy, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreements, and such subsequent information may or may not be fully reflected in public disclosures by ICE or the TMX Group.

Item 7.01. Regulation FD Disclosure.

On October 27, 2017, ICE issued a press release announcing that it had entered into the Agreements. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

2.1	Stock Purchase Agreement, dated as of October 27, 2017, by and among IntercontinentalExchange International, Inc., TMX Group Limited, TMX Group US Inc. and, solely for the purposes set forth in the preamble thereto, Intercontinental Exchange, Inc.*

2.2	Stock Purchase Agreement, dated as of October 27, 2017, by and among Intercontinental Exchange, Inc., TMX Group Inc., Shorcan Brokers Limited and, solely for the purposes set forth in the preamble thereto, TMX Group Limited*

99.1	Press Release dated October 27, 2017

* Certain exhibits and similar attachments to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or other attachment will be furnished supplementally to the Securities and Exchange Commission upon request.

Forward-Looking Statements – Certain statements in this Current Report on Form 8-K may contain forward-looking information regarding Intercontinental Exchange’s business that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties and actual results may differ materially from those set forth in the forward-looking statement. For a discussion of such risks and uncertainties, see the Company’s Securities and Exchange Commission filings, including, but not limited to, the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel

Date:	November 2, 2017